Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                            MATRIXX INITIATIVES, INC.

                                   ARTICLE ONE

     The name of the Corporation is Matrixx Initiatives, Inc.

                                   ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

     The name and mailing address of the incorporator is William J. Hemelt, 2375 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

                                  ARTICLE FOUR

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FIVE

     A. The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that the Corporation has authority to issue is 30,000,000 and each of these shares has a par value of $.001. The total number of shares of Preferred Stock that the Corporation has the authority to issue is 2,000,000 and each of these shares has a par value of $.001.

     B. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of each such series to the fullest extent permitted by law.

                                   ARTICLE SIX

     The Board of Directors of the Corporation shall have the power to adopt, amend, and repeal any or all of the Bylaws of the Corporation.
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                                  ARTICLE SEVEN

     Election of members to the Board of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE EIGHT

     A. The initial Board of Directors of the Corporation shall consist of one
(1) person. The name and mailing address of the person to serve as the initial Director is William J. Hemelt, 2375 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

     B. The size of the Board of Directors may be increased or decreased in the manner provided in the Bylaws of the Corporation. All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law.

     C. The Board of Directors of the Corporation shall be divided into three
(3) classes of Directors of as nearly equal numbers as is possible, designated Class 1, Class 2 and Class 3, respectively, serving staggered three (3) year terms, with the term of one class expiring at each annual meeting of stockholders. In such regard, the initial term of office of Directors of Class 1 shall expire at the annual meeting of stockholders in 2003, the initial term of office of Directors of Class 2 shall expire at the annual meeting of stockholders in 2004 and the initial term of office of Directors of Class 3 shall expire at the annual meeting of stockholders in 2005. At each annual meeting of stockholders, a number of Directors equal to the number of Directors of the class whose term expires at such meeting (or the number of Directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. In all cases, each Director shall serve until his or her successor has been elected and qualified or until such Director's earlier resignation, removal from office, death or disability.

     D. Except as limited by law, a Director may only be removed by the stockholders for cause, and in such event only at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose and otherwise in conformity with the Corporation's Bylaws, and only by the affirmative vote of the holders of sixty-five percent (65%) of the voting power of all the shares entitled to vote at such meeting.

                                  ARTICLE NINE

     A. No action required or permitted to be taken at an annual meeting of stockholders or at a special meeting of stockholders may be taken without a meeting if at the time such action is to be taken there are five (5) or more holders of the Corporation's outstanding Common Stock. The power of stockholders to consent in writing, without a meeting, to the taking of any action is expressly denied hereby unless at the time of such consent there are less than five (5) holders of the Corporation's outstanding Common Stock.

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     B. Subject to the rights of the holder of any series of Preferred Stock of the Corporation, unless otherwise prescribed by law, special meetings of the stockholders, for any purpose, may be called only by the Chairman, the President or Chief Executive Officer of the Corporation, and shall be called by the President, the Chief Executive Officer or the Secretary of the Corporation upon a written request signed by a majority of members of the Board of Directors (whether or not there exists any vacancy in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

                                   ARTICLE TEN

     A. To the fullest extent permitted by the Delaware General Corporation Law, a Director or former Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director of the Corporation, except for liability attributable to: (i) any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii)
Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) any transaction from which the Director derived an improper personal benefit.

     B. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the liability of Directors, the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

     C. Any repeal or modification of this Article Ten shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

     D. The provisions of this Article Ten shall not be deemed to limit or preclude indemnification of a Director by the Corporation for any liability of a Director which has not been eliminated by the provisions of this Article Ten.

                                 ARTICLE ELEVEN

     A. The Corporation shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income

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Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; PROVIDED, HOWEVER, that except as provided in this section with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized in advance by the Board of Directors of this Corporation.

     B. The right to indemnification conferred in this section shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision, from which there is not further right to appeal, that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

     C. If a claim under the two preceding paragraphs of this section is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not

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entitled to be indemnified, or to such advancement of expenses under this section or otherwise shall be on the Corporation.

     D. The rights to indemnification and advancement of expenses conferred in this section shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, this certificate of incorporation, as it may be amended or restated from time-to-time, any agreement, vote of stockholders or disinterested Directors, or otherwise. No amendment or repeal of this Article Eleven shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     E. The Corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     F. For purposes of this section, references to the "Corporation" shall include any subsidiary of this Corporation from and after the acquisition thereof by this Corporation, so that any person who is a Director, officer, employee or agent of such subsidiary after the acquisition thereof by this Corporation shall stand in the same position under the provisions of this section as such person would have had such person served in such position for this Corporation.

     G. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

                                 ARTICLE TWELVE

     The Corporation expressly denies the application of the Arizona Corporate Takeover Laws, Arizona Revised Statutes ss.ss. 10-2701 et seq., or any successor thereto.

                                ARTICLE THIRTEEN

     The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

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                                ARTICLE FOURTEEN

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law; provided, however, that the affirmative vote of the holders of sixty-five percent (65%) of the voting power of all the shares entitled to vote generally in an election of Directors shall be required to amend, alter or repeal any provision of Articles Eight and Nine of this Certificate of Incorporation.

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
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 1st day of April, 2002.


                                        /s/ William J. Hemelt
                                        ----------------------------------
                                        William J. Hemelt, Incorporator

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